Exhibit 99.1

Community Bank Shares of Indiana, Inc. reports a 1st quarter net loss attributable to common shareholders of $1.0 million, or $0.19 per diluted common share

New Albany, Ind. (May 8, 2015) — Community Bank Shares of Indiana, Inc. reported first quarter net loss attributable to common shareholders of $1.0 million and loss per diluted common share of $0.19.  Excluding merger and integration expenses resulting from the acquisition of First Financial Service Corporation of Elizabethtown, Kentucky (“FFKY”), net income available to common shareholders for the quarter would have been $1.4 million, or $0.27 per share, compared to $2.0 million, or $0.59 per share, for the same period in 2014 (for a reconciliation of non-GAAP financial information, see “Regulation G Disclosure” below).

“We expected a net loss in the first quarter because of the merger and integration charges associated with the acquisition of First Financial Service Corporation of Elizabethtown, Kentucky. The merger closed on January 1, 2015 and we completed our customer data conversion during the first quarter and now all of our customers are on the same data platforms,” stated James Rickard, President and Chief Executive Officer. “We can now fully pursue the cultural integration and balance sheet restructuring that will be necessary to improve the combined Company’s net interest margin and profitability.  Based on our progress to date we remain confident that we can achieve our expected level of cost savings and earnings growth communicated at the announcement of the acquisition.”

“We recently applied to close one of our transaction-oriented branches on July 17, 2015,” Mr. Rickard continued.  “We expect that this step will save the Company approximately $250,000 per year.  While we don’t have any specific plans to close additional branch locations, we understand that more and more transactions are migrating out of branches and that to remain competitive a community bank will have to look at the efficiency and profitability of all of its operations.”

The following points summarize significant financial information for the first quarter of 2015:

•                  The Company completed its acquisition of FFKY and its subsidiary bank, First Federal Savings Bank, on January 1, 2015.  FFKY had total assets on the date of acquisition of $773.7 million based on the Company’s preliminary determination of their fair value.  As part of the transaction, the Company issued 792,392 of its common shares to shareholders of First Financial and paid option holders $423,000.  Based on the Company’s stock price at December 31, 2014, the total amount of consideration paid was $21.9 million and $7.5 million was allocated to goodwill.

•                  Immediately after the acquisition, the Company purchased the outstanding preferred shares of FFKY plus accrued and unpaid dividends.  The preferred shares were purchased for $12.3 million while the accrued and unpaid dividends totaled $5.7 million.  Of the 20,000 preferred shares purchased, the holder of 3,309 shares converted their shares, plus accrued and unpaid dividends, into the Company’s common stock while the remaining 16,691 shares were paid in cash.  Commensurate with the transaction, the Company completed its private placement of common shares with institutional and accredited investors.  The Company issued 1,120,950 of its common shares including the shares converted from the holder of 3,309 preferred shares described above.  The total amount of common equity raised in the private placement, net of issuance costs, was $23.8 million.

•                  In total, the Company issued 1,913,342 of its common shares in conjunction with its acquisition of FFKY, including the associated private placement.

•                  Net loss for the first quarter of 2015 was $936,000 while net loss attributable to common shareholders was $1.0 million.  Excluding merger and integration expenses of $3.8 million ($2.5 million, net of tax), net income would have been $1.6 million.

•                  Tangible book value per common share was $19.30 as of March 31, 2015 as compared to $20.55 at 12/31/2014 and $18.03 at 3/31/2014.

•                  Net interest income increased to $13.5 million from $7.5 million due to the increase in interest-earning assets, interest-bearing liabilities and non-interest bearing deposits resulting from the acquisition of FFKY.  During the first quarter of 2015 the Company recognized in net interest income $1.2 million of accretion resulting from acquired assets and assumed liabilities.

•                  Fully tax equivalent net interest margin was 3.87%, a decrease from 4.13% for the same period in 2014.  The decline in net interest margin was directly attributable to the acquisition of FFKY on January 1, 2015.  FFKY had a lower yield on earning assets than the Company at the time of acquisition, in part because it held a higher proportion of its earning assets in securities.  FFKY also had a higher cost of interest-bearing liabilities than the Company in large part because time deposits were a greater proportion of total deposits.  These factors led to a lower net interest margin for the Company upon its acquisition of FFKY.

•                  Provision for loan losses was $106,000, a decrease from $282,000 for the same quarter in 2014.

•                  Non-interest income increased to $2.4 million for the first quarter of 2015 compared to $1.7 million in 2014.  The increase was mostly attributable to the acquisition of FFKY on January 1, 2015.

•                  Non-interest expense was $17.9 million as compared to $6.6 million for the same quarter in 2014.  The increase was due to the assumption of FFKY operating costs effective January 1, 2015 as well as merger and integration expenses of $3.8 million.  Excluding merger and integration expenses non-interest expense would have been $14.2 million for the first quarter.

•                  Beginning March 31, 2015, the Company and its subsidiaries were subject to the new Basel III capital standards and met the definition of well-capitalized under the revised rules.

•                  Selected performance ratios for the company are set out in the following table.

	Three Months Ended					Twelve Months Ended
	March	December	September	June	March	December	December
	31,	31,	30,	30,	31,	31,	31,
	2015	2014	2014	2014	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets	(0.23)%	1.11%	1.07%	1.00%	1.00%	1.04%	1.04%
Return on average assets, excluding merger and integration expenses, net of income taxes	0.38%	1.17%	1.12%	1.07%	1.03%	1.10%	1.11%
Return on average equity	(2.26)%	9.83%	9.59%	9.25%	9.48%	9.54%	10.03%
Return on average equity, excluding merger and integration expenses, net of income taxes	3.75%	10.46%	10.11%	9.88%	9.61%	10.03%	10.72%
Net interest margin, fully tax equivalent	3.87%	4.52%	4.28%	4.24%	4.13%	4.29%	4.27%
Efficiency ratio (1)	82.07%	57.15%	66.15%	62.02%	67.09%	63.75%	60.18%

(1)  Net interest income on a fully taxable equivalent basis.  Excludes gains or losses on sales of securities, foreclosed asset expenses, amortization of intangibles, and merger and integration expenses.

Community Bank Shares of Indiana, Inc.

Consolidated Balance Sheets

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
ASSETS
Cash and due from financial institutions	$45,784	$12,872	$14,540	$19,350	$18,197
Interest-bearing deposits in other financial institutions	56,290	6,808	5,655	18,727	4,403
Securities available for sale	385,498	202,177	202,174	199,071	194,506
Loans held for sale	221	—	—	246	—
Loans	999,906	603,575	593,124	588,160	573,643
Allowance for loan losses	(7,120)	(6,465)	(7,784)	(8,481)	(8,378)
Federal Home Loan Bank and Federal Reserve stock	5,451	4,964	5,964	5,964	5,955
Accrued interest receivable	4,802	3,152	3,028	3,144	2,990
Premises and equipment, net	31,793	18,124	17,986	18,204	18,431
Premises and equipment held for sale	6,155	—	—	—	—
Company owned life insurance	33,095	22,058	21,887	21,718	21,550
Goodwill	7,544	—	—	—	—
Core deposit intangible	5,951	682	759	839	920
Foreclosed and repossessed assets	15,818	4,431	4,677	6,029	6,334
Settlement receivable for security sales	—	—	—	—	3,400
Other assets	29,430	16,368	3,945	2,945	4,131
Total Assets	$1,620,618	$888,746	$865,955	$875,916	$846,082

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$285,634	$200,142	$187,592	$201,259	$192,749
Interest-bearing	1,052,089	450,802	467,619	482,356	462,327
Total deposits	1,337,723	650,944	655,211	683,615	655,076
Short-term borrowings	39,228	45,818	37,070	37,459	41,056
Subscriptions agreement proceeds in escrow	—	20,774	—	—	—
Other borrowings	83,874	67,000	72,000	57,000	57,000
Accrued interest payable	462	158	87	87	94
Other liabilities	14,059	4,504	5,099	3,566	1,964
Total liabilities	1,475,346	789,198	769,467	781,727	755,190

SHAREHOLDERS’ EQUITY
Preferred stock (1)	28,000	28,000	28,000	28,000	28,000
Common stock	578	386	386	386	386
Additional paid-in capital	89,342	44,421	44,085	43,948	43,752
Retained earnings	30,419	32,110	30,196	28,403	26,777
Accumulated other comprehensive income (loss)	3,788	1,809	1,035	754	(661)
Treasury stock	(6,855)	(7,178)	(7,214)	(7,302)	(7,362)
Total shareholders’ equity	145,272	99,548	96,488	94,189	90,892
Total Liabilities and Shareholders’ Equity	$1,620,618	$888,746	$865,955	$875,916	$846,082

Book value per common share	$21.81	$20.75	$19.88	$19.24	$18.30
Tangible book value per common share	$19.30	$20.55	$19.66	$18.99	$18.03

(1) On September 15, 2011, as part of the Small Business Lending Fund (“SBLF”) program, the Company sold $28.0 million of Non-Cumulative Perpetual Preferred Stock, Series B (the “SBLF Preferred Stock”), to the Secretary of the Treasury (the “Secretary”), and used the proceeds from the sale of the SBLF Preferred Stock to redeem the 19,468 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “CPP Preferred Stock”), issued in 2009 to the Treasury under the CPP, plus the accrued and unpaid dividends owed on the CPP Preferred Stock.  The Company will be subject to all terms, conditions and other requirements for participation in SBLF for as long as any SBLF Preferred Stock remains outstanding.

Community Bank Shares of Indiana, Inc.

Consolidated Statements of Operations

	Three Months Ended					Twelve Months Ended
	March	December	September	June	March	December	December
	31,	31,	30,	30,	31,	31,	31,
	2015	2014	2014	2014	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In Thousands)
Interest and dividend income
Loans, including fees	$12,523	$7,911	$7,317	$7,098	$6,624	$28,950	$27,377
Investment securities and other	2,233	1,322	1,313	1,312	1,377	5,324	5,876
Interest and dividend income	14,756	9,233	8,630	8,410	8,001	34,274	33,253

Interest expense
Deposits	574	245	255	267	253	1,020	1,191
Borrowed Funds	698	291	201	206	223	921	1,036
Total interest expense	1,272	536	456	473	476	1,941	2,227
Net interest income	13,484	8,697	8,174	7,937	7,525	32,333	31,026
Provision for loan losses	106	637	166	190	282	1,275	3,410
Net interest income after provision for loan losses	13,378	8,060	8,008	7,747	7,243	31,058	27,616

Non-interest income
Service charges on deposit accounts	1,391	854	874	835	792	3,355	3,394
Interchange income	444	287	281	330	270	1,168	1,092
Earnings on company owned life insurance	252	170	169	168	164	672	678
Net gain on sales of available for sale securities	51	—	172	1	295	468	742
Mortgage banking income	117	42	40	28	16	126	217
Commission income	47	48	50	48	48	194	173
Bargain purchase gain	—	—	—	—	—	—	1,879
Other income	110	128	113	130	92	462	509
Non-interest income	2,412	1,529	1,699	1,540	1,677	6,445	8,684

Non-interest expense
Salaries and employee benefits	9,119	3,276	3,869	3,366	3,367	13,878	13,381
Occupancy & equipment	2,208	966	971	850	1,027	3,814	3,511
Data processing	1,814	670	618	663	666	2,617	2,794
Core deposit intangible amortization	397	78	80	81	83	322	302
Foreclosed assets, net	344	118	(148)	53	138	162	644
Other expense	4,042	1,444	1,467	1,516	1,270	5,696	5,439
Total non-interest expense	17,924	6,552	6,857	6,529	6,551	26,489	26,071

Income (loss) before income taxes	(2,134)	3,037	2,850	2,758	2,369	11,014	10,229
Income tax expense (benefit)	(1,198)	600	534	610	257	2,001	_1,562
Net income (loss)	(936)	2,437	2,316	2,148	2,112	9,013	8,667

Preferred stock dividend	(110)	(110)	(110)	(109)	(110)	(439)	(802)
Net income (loss) available (attributable) to common shareholders	$(1,046)	$2,327	$2,206	$2,039	$2,002	$8,574	$7,865

Earnings (loss) per basic share	$(0.19)	$0.68	$0.64	$0.59	$0.59	$2.49	$2.32
Earnings (loss) per diluted share	$(0.19)	$0.66	$0.63	$0.59	$0.59	$2.46	$2.32
Dividend per common share	$0.12	$0.12	$0.12	$0.12	$0.12	$0.48	$0.43
Average number of basic shares	5,374,819	3,446,486	3,443,787	3,483,794	3,421,157	3,437,643	3,387,906
Average number of dilutive shares	5,374,819	3,499,951	3,480,816	3,468,424	3,437,943	3,487,117	3,387,906

Merger and integration expenses contained in:
Salaries and employee benefits	2,105	—	—	—	—	—	543
Occupancy & equipment	310	—	—	—	—	—	—
Data processing	719	—	—	—	—	—	—
Other expense	633	238	190	223	46	697	366
Total merger and integration expenses	3,767	238	190	223	46	697	909
Total merger and integration expenses, net of income taxes	2,486	157	125	147	30	460	600

Community Bank Shares of Indiana, Inc.

Average Balances, Interest Yields and Costs

	Three Months Ending,
	03/31/15		12/31/14		09/30/14		06/30/14		03/31/14
	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost
ASSETS
Earning assets:
Interest-bearing deposits with banks	$63,092	0.36%	$6,113	0.39%	$14,424	0.51%	$13,433	0.26%	$13,173	0.80%
Taxable securities	318,695	1.70	117,961	1.78	109,297	1.76	112,139	1.75	121,285	1.88
Tax-exempt securities	83,217	5.49	80,416	5.49	80,809	5.50	81,619	5.59	78,968	5.73
Total loans and fees	993,536	5.15	595,578	5.34	592,327	4.97	583,345	4.94	564,635	4.81
FHLB and Federal Reserve stock	6,484	5.94	5,768	3.71	5,964	4.78	5,962	4.24	5,955	3.60
Total earning assets	1,465,024	4.22	805,836	4.78	802,621	4.50	796,498	4.47	784,016	4.38
Less: Allowance for loan losses	(6,838)		(7,743)		(8,505)		(8,501)		(8,480)
Non-earning assets:
Cash and due from banks	38,987		22,388		16,032		16,788		10,068
Bank premises and equipment, net	38,136		17,959		18,143		18,376		18,474
Other assets	124,855		40,034		38,889		39,963		41,563

Total assets	$1,660,164		$878,474		$867,180		$863,124		$845,641

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing liabilities:
Savings and other	$697,094	0.15%	$338,104	0.18%	$338,092	0.18%	$329,190	0.20%	$309,676	0.19%
Time deposits	377,230	0.33	133,684	0.28	138,573	0.28	144,331	0.29	148,458	0.30
Short-term borrowings	38,253	0.23	42,819	0.24	35,879	0.21	39,813	0.23	45,390	0.27
Other borrowings	87,999	3.12	71,837	1.46	57,707	1.25	60,187	1.22	64,333	1.22
Total interest-bearing liabilities	1,200,576	0.43	586,444	0.36	570,251	0.32	573,521	0.33	567,587	0.34

Non-interest bearing liabilities:
Non-interest demand deposits	279,879		185,844		195,011		191,466		183,084
Accrued interest payable and other liabilities	12,026		7,800		6,127		4,968		4,328
Shareholders’ equity	167,683		98,386		95,791		93,169		90,372
Total liabilities and shareholders’ equity	$1,660,164		$878,474		$867,180		$863,124		$845,641

Net interest spread		3.79%		4.42%		4.18%		4.14%		4.04%
Net interest margin		3.87		4.52		4.28		4.24		4.13

Accretion and Amortization of Fair Value Adjustments

	Three Months Ending,
	03/31/15		12/31/14		09/30/14		06/30/14		03/31/14
	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin

Loans	$601	0.17%	$775	0.21%	$126	0.03%	$61	0.02%	$45	0.01%
Interest-bearing deposits	542	0.15	—	0.00	—	0.00	—	0.00	—	0.00
FHLB advances	62	0.02	—	0.00	—	0.00	—	0.00	—	0.00
Subordinated debentures	33	0.01	—	0.00	—	0.00	—	0.00	—	0.00
Total fair value accretion	$1,238	0.34%	$775	0.21%	$126	0.03%	$61	0.02%	$45	0.01%

Community Bank Shares of Indiana, Inc.

Selected Loan Information

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands)
ACQUIRED LOANS
Loans on non-accrual status	$9,401	$96	$178	$400	$304
Loans past due 90 days or more and still accruing	—	—	—	—	—
Foreclosed and repossessed assets	12,282	254	126	820	1,268
Total non-performing assets	21,683	350	304	1,220	1,572

Non-accretable yield on acquired loans	18,554	571	849	878	1,308

LEGACY LOANS
Loans on non-accrual status	7,354	7,439	9,031	9,189	9,334
Loans past due 90 days or more and still accruing	803	—	55	—	—
Foreclosed and repossessed assets	3,535	4,177	4,551	5,209	5,066
Total non-performing assets	11,692	11,616	13,637	14,398	14,400

Total Legacy Loans	588,076	570,864	556,525	549,192	531,446
Allowance for loan losses	7,120	6,465	7,784	8,481	8,378

Allowance for loan losses to legacy loans	1.21%	1.13%	1.40%	1.54%	1.58%

TOTAL LOANS
Loans on non-accrual status	16,755	7,535	9,209	9,589	9,638
Loans past due 90 days or more and still accruing	803	—	55	—	—
Foreclosed and repossessed assets	15,817	4,431	4,677	6,029	6,334
Total non-performing assets	$33,375	$11,966	$13,941	$15,618	$15,972

Non-performing assets to total assets	2.06%	1.35%	1.60%	1.78%	1.89%
Allowance for loan losses to total loans	0.71%	1.07%	1.31%	1.44%	1.46%

Reconciliation of Fully Tax Equivalent Adjustments to GAAP Net Interest Income

	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
GAAP net interest income	$13,484	3.73%	$8,697	4.28%	$8,174	4.04%	$7,937	4.00%	$7,525	3.89%

Tax equivalent adjustment
Investment securities	382	0.11	379	0.19	381	0.19	387	0.20	379	0.20
Loans	98	0.03	100	0.05	100	0.05	88	0.04	79	0.04
Total tax equivalent adjustment	480	0.14	479	0.24	481	0.24	475	0.24	458	0.24

Tax equivalent net interest income	13,965	3.87%	9,176	4.52%	8,655	4.28%	8,412	4.24%	7,983	4.13%

Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the “SEC”).  The Company believes that these non-GAAP financial measures provide information that is useful to the users of its financial information regarding the Company’s financial condition and results of operations.  Additionally, the Company uses these non-GAAP measures to evaluate its past performance and prospects for future performance.  The Company believes that this non-GAAP financial information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any particular period.

While the Company believes that these non-GAAP financial measures are useful in evaluating Company performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP.  Further, these non-GAAP financial measures may differ from similar measures presented by other companies.

The Company recognized expenses associated with its acquisition of First Financial Service Corporation during the three months ended March 31, 2015 and for the year ended December 31, 2014 which substantially impacts the reported financial results for those periods.  The Company believes excluding the charge provides investors and other interested parties with an additional meaningful measure to evaluate the Company’s results of operations.

	Three Months Ended March 31, 2015	Earnings (loss) per common share impact
Net loss attributable to common shareholders reconciliation:
Net loss attributable to common shareholders as reported	$(1,046)	$(0.19)
Less: Merger and integration expenses reported in non-interest expense	(3,767)	(0.70)
Less: Tax effect of merger and integration charges	1,281	0.24
Net income available to common shareholders excluding merger and integration expense and related tax effect	$1,440	$0.27

Net loss reconciliation:
Net loss as reported	$(936)
Less: Merger and integration expenses reported in non-interest expense	(3,767)
Less: Tax effect of merger and integration charges	1,281
Net income excluding merger and integration expense and related tax effect	$1,550

Non-interest expense reconciliation:
Non-interest expenses as reported	$17,924
Less: Merger and integration charges	(3,767)
Non-interest expense excluding merger and integration expense and related tax effect	$14,157

About Community Bank Shares of Indiana, Inc.

Community Bank Shares of Indiana, Inc. is a bank holding company headquartered in New Albany, Indiana. It includes two wholly owned, state-chartered subsidiary banks, Your Community Bank and The Scott County State Bank. The Company operates 41 financial centers in Indiana and Kentucky. The Banks are engaged primarily in the business of attracting deposits from the general public and using such funds for the origination of commercial business and real estate loans and secured consumer loans such as home equity lines of credit, automobile loans, and recreational vehicle loans. Additionally, the Banks originate and sell into the secondary market mortgage loans for the purchase of single-family homes. For more information visit www.yourcommunitybank.com and www.scottcountystatebank.com.

Statements in this press release relating to the Company’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s 2014 Form 10-K filed with the Securities and Exchange Commission.

###

CONTACT:

Paul Chrisco
CFO

Community Bank Shares of Indiana, Inc.

812-981-7375